Exhibit 10.1

MUTUAL GENERAL RELEASE AND SETTLEMENT AGREEMENT

THIS MUTUAL GENERAL RELEASE and SETTLEMENT AGREEMENT (the “Agreement”) is effective as of March 12, 2024 (the “Effective Date”), and is entered into by and between Super League Enterprise, Inc. f/k/a Super League Gaming, Inc., a Delaware corporation with its principal office located at 2912 Colorado Ave., Suite 203, Santa Monica, CA 90404 (“SLE”), on the one hand, and 3i, LP, a Delaware limited partnership (“3i”), Nomis Bay Ltd., a Bermuda Corporation (“Nomis”), and BPY Limited, a Bermuda Corporation (“BPY”)(3i, Nomis and BPY are collectively referred to herein as the “Investors”), on the other hand. SLE and the Investors are collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, the Investors made a series of investments in SLE during the period commencing in January 2021 and culminating in the issuance of a promissory note in favor of the Investors in the amount of Four Million Three Hundred Twenty Thousand Dollars ($4,320,000) (the “Note”) on May 16, 2022 and evidenced by that certain Securities Purchase Agreement (the “SPA”) of even date therewith;

WHEREAS, the Note has been repaid in full;

WHEREAS, the Parties now desire to settle all claims between them with respect to the SPA as follows: (i) SLE shall direct its transfer agent, Issuer Direct Corporation, to issue Investors the collective sum of five hundred thousand (500,000) shares of common stock, $0.001 par value, fully-paid and non-assessable (the “Shares”), as follows: (a) 3i shall be issued two hundred and fifty thousand (250,000) shares of common stock, (b) Nomis shall be issued one hundred and fifty thousand (150,000) shares of common stock; and (c) BPY shall be issued one hundred thousand (100,000) shares of common stock; (ii) the Shares shall be included in the pending SLE registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (“SEC”) the first business day following execution of this Agreement; (iii) SLE shall use best-efforts to have the Registration Statement declared effective within thirty days of filing, subject to clearing all comments of the SEC as applicable (“S-3 Effectiveness Commitment”); (iv) SLE shall not file an additional registration statement in the thirty day period following effectiveness of the Registration Statement (“No Filing Period”); (v) Investors shall be subject to a cap on resale of the Shares equal to ten percent (10%) of the daily volume of SLE common stock (“Investor Leak-Out”); (vi) SLE shall have the right, in its sole discretion, to undertake a financing of equity or equity-linked securities, debt (convertible or otherwise) following the execution of this Agreement (“Securities Transaction Availability”); and (vii) the obligations of SLE under the SPA shall terminate upon the effectiveness of the Registration Statement (“SPA Termination”).

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth in the recitals above, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties agree as follows:

1.	Mutual General Release and Settlement.

1.1         Release of SLE. In consideration for the issuance of the Shares, filing of the Registration Statement, the S-3 Effectiveness Commitment, and strict adherence by SLE to the No Filing Period, the Investors, on behalf of each of them and their respective officers, directors, employees, agents, representatives, successors and assigns (collectively, “Investors Releasor”), intending to be bound, hereby and forever release, acquit, and discharge SLE, and its present or former subsidiaries, divisions, affiliates, principals, officers, directors, agents, representatives, predecessors, successors, and assigns, and their respective representatives, heirs, executors, personal representatives, administrators and assigns (collectively, the “SLE Releasees”), of and from any and all claims, causes of action, debts, suits, rights of action, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, variances, executions, demands or obligations of any kind or nature whatsoever, matured or unmatured, liquidated or unliquidated, absolute or contingent, known or unknown, present or future, at law, or in equity which Investors Releasor ever had, now has or hereinafter shall, or may have, from the beginning of time to the Effective Date against the SLE Releasees.

1.2         Release of Investors. In consideration for the release set forth in Section 1.1 hereof, the Investor Leak-Out, the Securities Transaction Availability and the SPA Termination, SLE, on behalf of itself and its subsidiaries, divisions, affiliates, principals, officers, directors, agents, representatives, predecessors, successors, and assigns (collectively, the “SLE Releasors”), intending to be bound, hereby and forever release, acquit, and discharge the Investors, and each of their respective officers, directors, employees, agents, representatives, successors, and assigns (collectively, the “SLE Releasees”), of and from any and all claims, causes of action, debts, suits, rights of action, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, variances, executions, demands or obligations of any kind or nature whatsoever, matured or unmatured, liquidated or unliquidated, absolute or contingent, known or unknown, present or future, at law, or in equity, which the SLE Releasors ever had, now have or hereinafter can, shall, or may have, from the beginning of time to the Effective Date against the SLE Releasees.

2.	Miscellaneous.

2.1        Governing Law. This Release shall be governed by, and construed in accordance with, the laws of the State of New York.

2.2      No Construction Against Drafting Party. Each Party expressly recognizes that this Release results from a negotiation process in which each was represented by counsel and contributed to the drafting hereof. Given this fact, no legal or other presumptions against the Party drafting this Release concerning its construction, interpretation, or otherwise accrue to the benefit of any Party to this Release, and each Party expressly waives the right to assert such a presumption in any proceedings or disputes connected with arising out of, or involving this Release.

2.3      Counterparts. This Release may be executed in multiple counterparts, any of which will be deemed an original, but all of which when taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

SUPER LEAGUE ENTERPRISE, INC.

By:  /s/ Ann Hand

Ann Hand

CEO

3I, L.P.

By:  /s/ Maier J. Tarlow

Maier J. Tarlow

Manager on behalf of the General Partner

NOMIS BAY, LTD.

By:  /s/ James Keyes

James Keyes

Director

BPY LIMITED

By:  /s/ James Keyes

James Keyes

Director

3